SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (date of earliest event reported) May 31, 1995


                     CINCINNATI MILACRON INC.
         (Exact name of registrant as specified in charter)



       Delaware               1-8475               31-1062125
(State or other          (Commission File        (I.R.S. Employer
jurisdiction of           Number)                 Identification
incorporation)                                    No.)



  4701 Marburg Avenue, Cincinnati, Ohio               45209
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (513) 841-8100



                              NONE
  (Former name or former address, if changed since last report)

Item 5.   Other Events

          Pursuant to an Amendment Number One dated as of May 31, 1995 (the "Amendment"), Cincinnati Milacron Inc. (the "Company") has agreed with Bankers Trust Company, as agent, and the syndicate of lender banks to amend its Amended and Restated Revolving Credit Agreement (the "Agreement") dated as of December 31, 1994. The Amendment will take effect as of May 31, 1995.

          The Amendment makes four significant changes to the Agreement. First, the final maturity date for the revolving credit facilities (which is the latest date on which all borrowings must be repaid) has been extended from July 20, 1996 to June 1, 1998. Second, the maximum principal amount available to the Company under the revolving credit facilities has, at the Company's request, been reduced from $200 million to $150 million. The Company will not be required to make any repayment of borrowings to effect this reduction. Third, a number of the financial covenants set out in the Agreement have been amended, partly to reflect the longer term of the revolving credit facilities. Fourth, the Company is authorized to make certain acquisitions, subject to various restrictions specified in the Amendment.

Item 7.   Exhibits

                         1.   The Amendment.

                                SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CINCINNATI MILACRON INC.



Date:  June 13, 1995          By: /s/ Ronald D. Brown
                                   Ronald D. Brown
                                   Vice President - Finance


The following Exhibits are included with this Form 8-K.




Exhi-
bit
Number

Description of Exhibit

Sequential
Page Number












99
Amendment Number One, dated as of
May 31, 1995 to the Amended and
Restated Revolving Credit
Agreement dated as of December 31,
1994 among Cincinnati Milacron
Inc., Cincinnati Milacron
Kunststoffmaschinen Europa GmbH,
the lenders listed therein, and
Bankers Trust Company, as agent.